UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2024

Conduit Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4995 Murphy Canyon Road, Suite 300 San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 471-8536

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

A.G.P. Loan

On October 29, 2024, Conduit Pharmaceuticals Inc. (the “Company”) entered into a Bridge Loan Agreement (the “Bridge Agreement”), with A.G.P./Alliance Global Partners (“A.G.P.”), pursuant to which A.G.P. made an advance (the “Advance”) to the Company in an amount not to exceed $600,000 (the “Commitment”). As partial consideration for the Advance, the Company issued A.G.P. warrants (the “Warrants”) to purchase up to 2,862,596 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), which is equal to 50% of the sum of the Commitment divided by the closing price of the Company’s Common Stock on October 29, 2024, at an exercise price of $0.1048 per share.

The exercise of the Warrants and the issuance of the shares of Common Stock underlying the Warrants is subject to stockholder approval under applicable rules and regulations of The Nasdaq Stock Market LLC, to the extent required by such rules and regulations. The Company has agreed to convene a meeting of stockholders on or before the 90th day following the issuance of the Warrants to approve the issuance of Common Stock upon exercise of the Warrants, if required.

In connection with the Advance, the Company issued a promissory note (the “Bridge Note”) to A.G.P. in the original principal amount of $600,000. The Bridge Note bears interest at a rate of 4.21% per annum and is due and payable on December 31, 2024.

Pursuant to the Bridge Agreement, the Company and A.G.P. also agreed to amend a fee letter agreement entered into between the Company and A.G.P., effective September 22, 2023, suspending the provision that the Company was required to pay A.G.P. 25% of all net proceeds received from certain transactions described therein, for the repayment of an outstanding amount owed to A.G.P., until such time as the Bridge Note is repaid in full.

In addition to providing funding pursuant to the Bridge Loan Agreement, as discussed herein, A.G.P. is currently engaged as the sales agent in connection with the Company’s recently filed preliminary prospectus supplement relating to the Company’s at the market offering of up to approximately $3.5 million it intends to undertake in the near term. The initial proceeds received by the Company from its at the market offering will be first used to repay the Bridge Note.

Nirland Note and Amendment to Nirland Debt Agreements

On October 28, 2024, the Company issued a promissory note (the “Nirland Note”) to Nirland Limited (“Nirland”) in the original principal amount of $600,000 in exchange for funds in such amount. The Nirland Note bears interest at a rate of 12% per annum, is due and payable semi-annually in arrears, and matures on October 31, 2025. If an event of default under and as defined in the Nirland Note occurs, the interest rate will be increased to 18% per annum or to the maximum rate permitted by law. In connection with the Nirland Note, the Company has agreed to pay Nirland a 1% arrangement fee, which will be included with the principal and interest owed under the Nirland Note.

As previously disclosed by the Company, on August 6, 2024, the Company entered into a Senior Secured Promissory Note (the “Existing Note”) and a Security Agreement (the “Security Agreement”, and collectively with the Existing Note, the “Nirland Debt Agreements”) with Nirland, pursuant to which the Company issued and sold to Nirland the Existing Note in the original principal amount of $2,650,000, inclusive of a $500,000 original issuance discount.

On October 31, 2024, the Company and Nirland amended the Nirland Debt Agreements (the “Debt Amendment”), whereby the Nirland Debt Agreements were amended to (i) provide for the conversion of the Existing Note into shares of Common Stock, at Nirland’s discretion, in a multiple of any unpaid amounts, if not otherwise previously paid, pursuant to the conversion rate contained therein, (ii) remove Nirland’s mandatory prepayment right, and (iii) remove Nirland’s right of first refusal to participate in any future equity or debt offerings of the Company.

The Bridge Agreement, Bridge Note, form of Warrant, Nirland Note, and Debt Amendment are attached as Exhibits 10.1, 4.1, 4.2, 4.2, and 4.3, respectively. The description of the terms of the Bridge Agreement, Warrants, Bridge Note, Nirland Note, and Debt Amendment is not intended to be complete and is qualified in its entirety by reference to such exhibits.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the Warrants and entered into the Debt Amendment pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2). The shares of Common Stock underlying the Warrants and upon conversion of the Existing Note, as amended, have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The descriptions of the Warrants and the Existing Note, as amended, under Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Bridge Note
4.2	Form of Warrant
4.3	Nirland Note
4.4	Amendment to Senior Secured Promissory Note and Security Agreement, dated October 31, 2024, between Nirland Limited and Conduit Pharmaceuticals Inc.
10.1	Bridge Loan Agreement, dated October 29, 2024, between A.G.P./Alliance Global Partners and Conduit Pharmaceuticals Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2024	CONDUIT PHARMACEUTICALS INC.

	By:	/s/ David Tapolczay
	Name:	Dr. David Tapolczay
	Title:	Chief Executive Officer